Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-145785, effective August 29, 2007) of TechTarget, Inc. of our report dated May 23, 2007 relating to the financial statements of KnowledgeStorm, Inc. dated as of December 31, 2006 and 2005 and for the years then ended, which appears in the Current Report on Form 8-K/A of TechTarget, Inc. dated January 22, 2008.

/s/ Grant Thornton LLP

Atlanta, Georgia
January 22, 2008